As Filed with the Securities and Exchange Commission on August 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693
(Address of Principal Executive Offices, including Zip Code)

TCF Employees Stock Purchase Plan and

TCF Employees Stock Purchase Plan — Supplemental Plan
(Full Title of the Plans)

Joseph T. Green
General Counsel and Senior Vice President
TCF Financial Corporation
200 Lake Street East, MAILCODE EX0-03-A
Wayzata, MN 55391-1693

(952) 475-6498
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐

Non-accelerated filer	☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

Calculation Of Registration Fee

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value	3,000,000 shares	(1)	$14.42(2)	$43,260,000(2)	$3,084.44

(1)          Pursuant to Rule 416 under the Securities Act of 1933, this statement also covers any additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c), this statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)          Pursuant to Rule 457(c), the per share price is based upon the average of the high and low prices for such TCF common stock, par value $.01, reported on the New York Stock Exchange on August 16, 2010.

This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

EXPLANATORY NOTE

The TCF Employees Stock Purchase Plan — Supplemental Plan referred to in this registration statement is the successor plan to the Supplemental Employees Retirement Plan referred to in the registration statements that are identified below and incorporated herein by reference.  A copy of the TCF Employees Stock Purchase Plan—Supplemental Plan (f/k/a the “2005 ESPP SERP”) was originally filed in a Form 8-K with the Securities and Exchange Commission on January 27, 2005.  This Plan was amended and approved by shareholders in 2006, amended and renamed to the current name and filed in a Form 8-K on April 13, 2006, and amended and restated and filed in a Form 8-K on October 24, 2008.

STATEMENT OF INCORPORATION

This statement relates to the registration of additional securities of the same class for which a registration statement filed on Form S-8 relating to the Plans is currently effective.  Accordingly, pursuant to Instruction E, the contents of the following registration statements are hereby incorporated by reference:  Registration No. 333-154929 filed on October 31, 2008, Registration No. 333-146741 filed on October 16, 2007, Registration No. 333-113748 filed on March 19, 2004, Registration No. 333-72394 filed on October 29, 2001, Registration No. 33-57633, filed on February 8, 1995, Registration No. 33-43030 filed on September 30, 1991, and Registration No. 33-14203 filed on November 27, 1987.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The General Counsel of the Company, who has passed upon the legality of the securities offered hereby, is eligible for participation in both of the plans.

Item 8. Exhibits

EXHIBITS

Exhibit Number	Description
5	Opinion and Consent of Joseph T. Green, General Counsel and Senior Vice President of TCF Financial Corporation as to the legality of TCF Common Stock

23	Consent of KPMG LLP

24	Power of Attorney

The TCF Employees Stock Purchase Plan has received a favorable determination letter from the Internal Revenue Service (“IRS”) on its qualified plan status under Internal Revenue Code section 401(a).  TCF Financial Corporation will submit or has submitted the TCF Employees Stock Purchase Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order for it to continue to qualify.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on August 17, 2010.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
By:	William A. Cooper
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas F. Jasper
By:	Thomas F. Jasper
Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

/s/ David M. Stautz
By:	David M. Stautz
Senior Vice President, Controller and Assistant
Treasurer (Principal Accounting Officer)

William A. Cooper, Chairman, Chief Executive Officer and Director*		Luella G. Goldberg, Director*

Gregory J. Pulles, Vice Chairman, Secretary and Director*		George G. Johnson, Director*

Barry N. Winslow, Vice Chairman and Director*		Vance K. Opperman, Director*

Peter Bell, Director*		Gerald A. Schwalbach, Director*

William F. Bieber, Director*		Douglas A. Scovanner, Director*

Theodore J. Bigos, Director*		Ralph Strangis, Director*

Thomas A. Cusick, Director*

*By	/s/ Joseph T. Green
Joseph T. Green, Attorney-in-fact pursuant to Power of Attorney attached as Exhibit 24.		Date: August 17, 2010

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on August 17, 2010.

TCF Employees Stock Purchase Plan,
TCF Financial Corporation as Plan Administrator

/s/ Barbara E. Shaw
By:	Barbara E. Shaw,
Senior Vice President

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on August 17, 2010.

TCF Employees Stock Purchase Plan — Supplemental Plan, TCF Financial Corporation as Plan Administrator

/s/ Barbara E. Shaw
By:	Barbara E. Shaw,
Senior Vice President

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

INDEX TO EXHIBITS
FOR FORM S-8

Exhibit Number	Description
5	Opinion and Consent of Joseph T. Green, General Counsel and Senior Vice President of TCF Financial Corporation as to the legality of TCF Common Stock

23	Consent of KPMG LLP

24	Power of Attorney